Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	April 18, 2011

MEDIA CONTACT:	C. Michael Zabel (716) 842-5385
M&T BANK CORPORATION ANNOUNCES FIRST QUARTER PROFITS
BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for the quarter ended March 31, 2011.
GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the first quarter of 2011 rose 38% to $1.59 from $1.15 in the year-earlier quarter and were equal to the fourth quarter of 2010. GAAP-basis net income in the recent quarter was $206 million, compared with $151 million in the first quarter of 2010 and $204 million in 2010’s final quarter. GAAP-basis net income for the initial 2011 quarter expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.23% and 10.16%, respectively, improved from .89% and 7.86%, respectively, in the first quarter of 2010 and from 1.18% and 10.03%, respectively, in the fourth quarter of 2010.
The recent quarter’s earnings as compared with the first quarter of 2010 reflect higher net interest income, resulting from a widening of the net interest margin, lower credit costs and significantly higher noninterest income. Contributing to the rise in noninterest income were gains from the sale of investment securities, predominantly residential mortgage-backed securities guaranteed by Fannie Mae, which increased 2011’s net income by $24 million, or $.20 of diluted earnings per common share. Realized
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securities gains were not significant in the first and fourth quarters of 2010. However, net income during 2010’s fourth quarter reflected an after-tax gain of $17 million, or $.14 of diluted earnings per common share, related to the FDIC-assisted acquisition of certain assets and liabilities of K Bank.
Reflecting on the recent quarter’s performance, René F. Jones, Executive Vice President and Chief Financial Officer, commented, “M&T experienced a positive start to 2011 by recording solid financial results in the first quarter. Exclusive of net securities gains and losses, revenue showed noticeable improvement from last year’s first quarter, even more impressive when considering the negative impact regulatory changes had on fee income from deposit service charges. We are also encouraged by continuing improved credit quality, which resulted in lower credit costs in the recent quarter. Although nonperforming assets remain at historically high levels, we have seen some encouraging signs of improving economic conditions within M&T’s footprint. In addition, the generation of capital continued at a healthy rate this quarter, as evidenced by a rise in our tangible common capital ratio to 6.44% at March 31, 2011 from 6.19% at the 2010 year-end.”
Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP

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measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Reconciliations of GAAP to non-GAAP measures are provided in the financial tables included herein.
Diluted net operating earnings per common share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related gains and expenses, were $1.67 in the recent quarter, up from $1.23 and $1.52 in the first and fourth quarters of 2010, respectively. Net operating income for the quarter ended March 31, 2011 rose to $216 million, improved from $161 million and $196 million in the quarters ended March 31, 2010 and December 31, 2010, respectively. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income was 1.36% and 20.16%, respectively, in the initial quarter of 2011, up from 1.00% and 17.34% in the first quarter of 2010 and 1.20% and 18.43% in the final 2010 quarter.
Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income increased 2% to $575 million in the first quarter of 2011 from $562 million in the year-earlier quarter. That improvement reflects a 14 basis point widening of the net interest margin, partially offset by a lower level of average earning assets, which declined $900 million or 1% to $59.4 billion from $60.3 billion in the first quarter of 2010. The net interest margin was 3.92% in the recent quarter, compared with 3.78% in the year-earlier quarter. The most significant factors for the higher net interest margin were lower interest rates paid on deposits. Taxable-equivalent net interest income totaled $580 million in the fourth quarter of 2010. Despite an $830 million increase in average loans outstanding and a seven basis point widening of the net interest margin, the 1% decline in such income in the recent

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quarter as compared with 2010’s fourth quarter largely reflects the fewer number of days in the first quarter of 2011.
Provision for Credit Losses/Asset Quality. The provision for credit losses was $75 million in the first quarter of 2011, compared with $105 million and $85 million in the first and fourth quarters of 2010, respectively. Net charge-offs of loans during the recent quarter were $74 million, down from $95 million in the first quarter of 2010 and $77 million in the final 2010 quarter. Expressed as an annualized percentage of average loans outstanding, net charge-offs were ..58% and .74% in the initial quarters of 2011 and 2010, respectively, and .60% in the last quarter of 2010.
Loans classified as nonaccrual totaled $1.21 billion, or 2.32% of total loans at March 31, 2011, improved from $1.24 billion or 2.38% at December 31, 2010 and $1.34 billion or 2.60% at March 31, 2010. The ratio of nonperforming assets to total loans plus real estate and other foreclosed assets was 2.73% at March 31, 2011, improved from 2.79% and 2.78% at December 31, 2010 and March 31, 2010, respectively.
Loans past due 90 days or more and accruing interest totaled $264 million at the end of the recently completed quarter, including loans guaranteed by government-related entities of $215 million. Such past due loans were $270 million and $203 million at December 31, 2010 and March 31, 2010, respectively, including $214 million and $195 million of government guaranteed loans at those respective dates.
Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses.

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Reflecting those analyses, the allowance totaled $904 million at March 31, 2011, compared with $903 million at December 31, 2010 and $891 million at March 31, 2010. Beginning in 2009, GAAP requires that expected credit losses associated with loans obtained in an acquisition be reflected in the estimation of loan fair value as of each respective acquisition date and prohibits any carryover of the acquired entity’s allowance for credit losses. Excluding the impact of loans obtained in 2009 and 2010 acquisition transactions, the allowance-to-legacy loan ratio was 1.81% at March 31, 2011, compared with 1.82% and 1.86% at December 31, 2010 and March 31, 2010, respectively.
Noninterest Income and Expense. Noninterest income totaled $314 million in the first quarter of 2011, compared with $258 million and $287 million in the first and fourth quarters of 2010, respectively. Reflected in those amounts were net gains on investment securities of $23 million in the initial 2011 quarter, compared with net losses from investment securities of $26 million and $27 million in the first and fourth quarters of 2010, respectively. The net securities gains in the recent quarter resulted from $39 million of gains realized on the sale of investment securities available for sale having an amortized cost of approximately $484 million. In response to strong growth in average loans and in anticipation of the impending acquisition of Wilmington Trust Corporation, M&T sold the securities in order to manage its forecasted balance sheet size and resultant capital ratios. Partially offsetting those securities gains were $16 million of other-than-temporary impairment charges related to certain of M&T’s holdings of privately issued collateralized mortgage obligations. The net losses on investment securities during the first and fourth quarters of 2010 were predominantly

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due to other-than-temporary impairment charges, also related to certain of M&T’s privately issued collateralized mortgage obligations. Also reflected in noninterest income in the fourth quarter of 2010 was a $28 million gain realized on the FDIC-assisted acquisition of select assets and liabilities of K Bank.
Excluding gains and losses from investment securities in all periods and the gain recorded in 2010’s final quarter related to the K Bank transaction, noninterest income of $291 million in the recently completed quarter was improved from $284 million in the first quarter of 2010 and $286 million in the final 2010 quarter. Contributing to the rise from the year-earlier quarter were higher commercial mortgage banking revenues, letter of credit and other credit-related fees, trading account and foreign exchange gains, and other operating revenues, partially offset by lower service charges on consumer deposit accounts. The improvement in such income during the recent quarter as compared with the final 2010 quarter was largely due to higher residential mortgage banking revenues, partially offset by a decline in trading account and foreign exchange gains. Residential mortgage banking revenues in the fourth quarter of 2010 were negatively impacted by increased settlements related to M&T’s obligation to repurchase previously sold loans. Charges associated with the obligation to repurchase previously sold loans were not significant in the recent quarter. Also contributing to the improved revenues in 2011 were higher gains on residential real estate loans and commitments to originate loans to be sold as compared with the immediately preceding quarter. Those higher gains reflect M&T’s decision in the recent quarter to resume selling the majority of its originated residential real estate loans.
Noninterest expense in the first quarter of 2011 totaled $500 million, compared with $489 million and $469 million in the first and fourth quarters of 2010, respectively. Included in such

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amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $483 million in the recently completed quarter, $473 million in the first quarter of 2010 and $455 million in the final 2010 quarter. The higher level of operating expenses in the recent quarter as compared with the year-earlier quarter was due largely to increased costs for advertising, processing and other professional services. The increase in expenses from the fourth quarter of 2010 was largely the result of seasonally higher costs for stock-based compensation, payroll-related taxes and employer contributions for retirement savings plan benefits related to incentive compensation payments.
The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities and merger-related gains), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 55.8% in the first quarter of 2011, compared with 55.9% in the year-earlier quarter and 52.5% in the fourth quarter of 2010.
Balance Sheet. M&T had total assets of $67.9 billion at March 31, 2011, compared with $68.4 billion a year earlier. Loans and leases, net of unearned discount, were $52.1 billion at the recent quarter-end, up $675 million from $51.4 billion at March 31, 2010 and $128 million higher than $52.0 billion at December 31, 2010. Total deposits rose 6% to $50.5 billion at March 31, 2011 from $47.5 billion a year earlier and were up 1% from $49.8 billion at December 31, 2010.

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Total shareholders’ equity increased 7% to $8.5 billion at March 31, 2011 from $7.9 billion at March 31, 2010, representing 12.53% and 11.57%, respectively, of total assets. Common shareholders’ equity was $7.8 billion, or $64.43 per share at March 31, 2011, up from $7.2 billion, or $60.40 per share, a year earlier. Tangible equity per common share rose to $34.38 at March 31, 2011 from $29.59 a year earlier. Common shareholders’ equity per share and tangible equity per common share were $63.54 and $33.26, respectively, at December 31, 2010. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s tangible common equity to tangible assets ratio was 6.44% at March 31, 2011, compared with 5.43% and 6.19% at March 31, 2010 and December 31, 2010, respectively.
Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss first quarter financial results today at 1:30 p.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #59879931. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/conference.cfm. A replay of the call will be available until Tuesday, April 19, 2011 by calling (800)642-1687, or (706)645-9291 for international participants, and by making reference to the ID #59879931. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/conference.cfm.
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M&T is a financial holding company headquartered in Buffalo, New York. M&T’s banking subsidiaries, M&T Bank and M&T Bank, National Association, operate retail and commercial bank branches in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, New Jersey, the District of Columbia and Ontario, Canada.
Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and
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changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.
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Financial Highlights

	Three months ended
	March 31
Amounts in thousands, except per share	2011	2010	Change

Performance

Net income	$206,273	150,955	37%
Net income available to common shareholders	190,121	136,431	39

Per common share:
Basic earnings	$1.59	1.16	37%
Diluted earnings	1.59	1.15	38
Cash dividends	$.70	.70	—

Common shares outstanding:
Average — diluted (1)	119,852	118,256	1%
Period end (2)	120,410	118,823	1

Return on (annualized):
Average total assets	1.23%	.89%
Average common shareholders’ equity	10.16%	7.86%

Taxable-equivalent net interest income	$575,131	562,257	2%

Yield on average earning assets	4.60%	4.59%
Cost of interest-bearing liabilities	.91%	1.04%
Net interest spread	3.69%	3.55%
Contribution of interest-free funds	.23%	.23%
Net interest margin	3.92%	3.78%

Net charge-offs to average total net loans (annualized)	.58%	.74%

Net operating results (3)

Net operating income	$216,360	160,953	34%
Diluted net operating earnings per common share	1.67	1.23	36
Return on (annualized):
Average tangible assets	1.36%	1.00%
Average tangible common equity	20.16%	17.34%
Efficiency ratio	55.75%	55.88%

	At March 31
Loan quality	2011	2010	Change

Nonaccrual loans	$1,211,111	1,339,992	-10%
Real estate and other foreclosed assets	218,203	95,362	129%

Total nonperforming assets	$1,429,314	1,435,354	—%

Accruing loans past due 90 days or more	$264,480	203,443	30%

Renegotiated loans	$241,190	220,885	9%

Government guaranteed loans included in totals above:
Nonaccrual loans	$69,353	37,048	87%
Accruing loans past due 90 days or more	214,505	194,523	10%

Purchased impaired loans (4):
Outstanding customer balance	$206,253	148,686	39%
Carrying amount	88,589	73,890	20%

Nonaccrual loans to total net loans	2.32%	2.60%

Allowance for credit losses to:
Legacy loans	1.81%	1.86%
Total loans	1.73%	1.73%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.

(4)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
except per share	2011	2010	2010	2010	2010

Performance

Net income	$206,273	204,442	192,015	188,749	150,955
Net income available to common shareholders	190,121	189,678	176,789	173,597	136,431

Per common share:
Basic earnings	$1.59	1.59	1.49	1.47	1.16
Diluted earnings	1.59	1.59	1.48	1.46	1.15
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average — diluted (1)	119,852	119,503	119,155	118,878	118,256
Period end (2)	120,410	119,774	119,435	119,161	118,823

Return on (annualized):
Average total assets	1.23%	1.18%	1.12%	1.11%	.89%
Average common shareholders’ equity	10.16%	10.03%	9.56%	9.67%	7.86%

Taxable-equivalent net interest income	$575,131	580,227	575,733	573,332	562,257

Yield on average earning assets	4.60%	4.58%	4.65%	4.63%	4.59%
Cost of interest-bearing liabilities	.91%	.97%	1.03%	1.04%	1.04%
Net interest spread	3.69%	3.61%	3.62%	3.59%	3.55%
Contribution of interest-free funds	.23%	.24%	.25%	.25%	.23%
Net interest margin	3.92%	3.85%	3.87%	3.84%	3.78%

Net charge-offs to average total net loans (annualized)	.58%	.60%	.73%	.64%	.74%

Net operating results (3)

Net operating income	$216,360	196,235	200,225	197,752	160,953
Diluted net operating earnings per common share	1.67	1.52	1.55	1.53	1.23
Return on (annualized):
Average tangible assets	1.36%	1.20%	1.24%	1.23%	1.00%
Average tangible common equity	20.16%	18.43%	19.58%	20.36%	17.34%
Efficiency ratio	55.75%	52.55%	53.40%	53.06%	55.88%

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan quality	2011	2010	2010	2010	2010

Nonaccrual loans	$1,211,111	1,239,194	1,099,560	1,090,135	1,339,992
Real estate and other foreclosed assets	218,203	220,049	192,600	192,631	95,362

Total nonperforming assets	$1,429,314	1,459,243	1,292,160	1,282,766	1,435,354

Accruing loans past due 90 days or more	$264,480	269,593	214,769	203,081	203,443

Renegotiated loans	$241,190	233,342	233,671	228,847	220,885

Government guaranteed loans included in totals above:
Nonaccrual loans	$69,353	56,787	38,232	40,271	37,048
Accruing loans past due 90 days or more	214,505	214,111	194,223	187,682	194,523

Purchased impaired loans (4):
Outstanding customer balance	$206,253	219,477	113,964	130,808	148,686
Carrying amount	88,589	97,019	52,728	61,524	73,890

Nonaccrual loans to total net loans	2.32%	2.38%	2.16%	2.13%	2.60%

Allowance for credit losses to:
Legacy loans	1.81%	1.82%	1.86%	1.86%	1.86%
Total loans	1.73%	1.74%	1.76%	1.75%	1.73%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.

(4)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Condensed Consolidated Statement of Income

	Three months ended
	March 31
Dollars in thousands	2011	2010	Change

Interest income	$667,483	676,386	-1%
Interest expense	98,679	120,052	-18

Net interest income	568,804	556,334	2

Provision for credit losses	75,000	105,000	-29

Net interest income after provision for credit losses	493,804	451,334	9

Other income
Mortgage banking revenues	45,156	41,476	9
Service charges on deposit accounts	109,731	120,295	-9
Trust income	29,321	30,928	-5
Brokerage services income	14,296	13,106	9
Trading account and foreign exchange gains	8,279	4,699	76
Gain on bank investment securities	39,353	459	—
Other-than-temporary impairment losses recognized in earnings	(16,041)	(26,802)	—
Equity in earnings of Bayview Lending Group LLC	(6,678)	(5,714)	—
Other revenues from operations	91,003	79,259	15

Total other income	314,420	257,706	22

Other expense
Salaries and employee benefits	266,090	264,046	1
Equipment and net occupancy	56,663	55,401	2
Printing, postage and supplies	9,202	9,043	2
Amortization of core deposit and other intangible assets	12,314	16,475	-25
FDIC assessments	19,094	21,348	-11
Other costs of operations	136,208	123,049	11

Total other expense	499,571	489,362	2

Income before income taxes	308,653	219,678	41

Applicable income taxes	102,380	68,723	49

Net income	$206,273	150,955	37%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2011	2010	2010	2010	2010

Interest income	$667,483	682,725	685,900	684,784	676,386
Interest expense	98,679	108,628	116,032	117,557	120,052

Net interest income	568,804	574,097	569,868	567,227	556,334

Provision for credit losses	75,000	85,000	93,000	85,000	105,000

Net interest income after provision for credit losses	493,804	489,097	476,868	482,227	451,334

Other income
Mortgage banking revenues	45,156	35,013	61,052	47,084	41,476
Service charges on deposit accounts	109,731	111,129	117,733	128,976	120,295
Trust income	29,321	31,031	30,485	30,169	30,928
Brokerage services income	14,296	11,648	12,127	12,788	13,106
Trading account and foreign exchange gains	8,279	12,755	6,035	3,797	4,699
Gain on bank investment securities	39,353	861	1,440	10	459
Other-than-temporary impairment losses recognized in earnings	(16,041)	(27,567)	(9,532)	(22,380)	(26,802)
Equity in earnings of Bayview Lending Group LLC	(6,678)	(7,415)	(6,460)	(6,179)	(5,714)
Other revenues from operations	91,003	119,483	77,019	79,292	79,259

Total other income	314,420	286,938	289,899	273,557	257,706

Other expense
Salaries and employee benefits	266,090	243,413	246,389	245,861	264,046
Equipment and net occupancy	56,663	50,879	54,353	55,431	55,401
Printing, postage and supplies	9,202	8,435	7,820	8,549	9,043
Amortization of core deposit and other intangible assets	12,314	13,269	13,526	14,833	16,475
FDIC assessments	19,094	18,329	18,039	21,608	21,348
Other costs of operations	136,208	134,949	140,006	129,786	123,049

Total other expense	499,571	469,274	480,133	476,068	489,362

Income before income taxes	308,653	306,761	286,634	279,716	219,678

Applicable income taxes	102,380	102,319	94,619	90,967	68,723

Net income	$206,273	204,442	192,015	188,749	150,955

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Condensed Consolidated Balance Sheet

	March 31
Dollars in thousands	2011	2010	Change

ASSETS

Cash and due from banks	$972,005	1,033,269	-6%
Interest-bearing deposits at banks	100,101	121,305	-17
Federal funds sold and agreements to resell securities	10,300	10,400	-1
Trading account assets	413,737	403,476	3
Investment securities	6,507,165	8,104,646	-20
Loans and leases:
Commercial, financial, etc	13,826,299	13,220,181	5
Real estate — commercial	20,891,615	20,724,118	1
Real estate — consumer	6,154,960	5,664,159	9
Consumer	11,245,807	11,835,583	-5

Total loans and leases, net of unearned discount	52,118,681	51,444,041	1
Less: allowance for credit losses	903,703	891,265	1

Net loans and leases	51,214,978	50,552,776	1
Goodwill	3,524,625	3,524,625	—
Core deposit and other intangible assets	113,603	167,545	-32
Other assets	5,024,694	4,521,180	11

Total assets	$67,881,208	68,439,222	-1%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Noninterest-bearing deposits	$15,219,562	13,622,819	12%
Interest-bearing deposits	34,264,867	33,125,761	3
Deposits at Cayman Islands office	1,063,670	789,825	35

Total deposits	50,548,099	47,538,405	6
Short-term borrowings	504,676	1,870,763	-73
Accrued interest and other liabilities	1,015,495	1,048,473	-3
Long-term borrowings	7,305,420	10,065,894	-27

Total liabilities	59,373,690	60,523,535	-2
Shareholders’ equity:
Preferred	743,385	732,769	1
Common (1)	7,764,133	7,182,918	8

Total shareholders’ equity	8,507,518	7,915,687	7

Total liabilities and shareholders’ equity	$67,881,208	68,439,222	-1%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $197.5 million at March 31, 2011 and $255.2 million at March 31, 2010.

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16-16-16-16-16
M&T BANK CORPORATION
Condensed Consolidated Balance Sheet, Five Quarter Trend

	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2011	2010	2010	2010	2010
ASSETS

Cash and due from banks	$972,005	908,755	1,070,625	1,045,886	1,033,269
Interest-bearing deposits at banks	100,101	101,222	401,624	117,826	121,305
Federal funds sold and agreements to resell securities	10,300	25,000	443,700	10,000	10,400
Trading account assets	413,737	523,834	536,702	487,692	403,476
Investment securities	6,507,165	7,150,540	7,662,715	8,097,572	8,104,646
Loans and leases:
Commercial, financial, etc.	13,826,299	13,390,610	12,788,136	13,017,598	13,220,181
Real estate — commercial	20,891,615	21,183,161	20,580,450	20,612,905	20,724,118
Real estate — consumer	6,154,960	5,928,056	5,754,432	5,729,126	5,664,159
Consumer	11,245,807	11,488,555	11,668,540	11,701,657	11,835,583

Total loans and leases, net of unearned discount	52,118,681	51,990,382	50,791,558	51,061,286	51,444,041
Less: allowance for credit losses	903,703	902,941	894,720	894,667	891,265

Net loans and leases	51,214,978	51,087,441	49,896,838	50,166,619	50,552,776
Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	113,603	125,917	139,186	152,712	167,545
Other assets	5,024,694	4,573,929	4,570,822	4,550,684	4,521,180

Total assets	$67,881,208	68,021,263	68,246,837	68,153,616	68,439,222

LIABILITIES AND SHAREHOLDERS’ EQUITY

Noninterest-bearing deposits	$15,219,562	14,557,568	14,665,603	13,960,723	13,622,819
Interest-bearing deposits	34,264,867	33,641,800	33,335,104	33,010,520	33,125,761
Deposits at Cayman Islands office	1,063,670	1,605,916	653,916	551,428	789,825

Total deposits	50,548,099	49,805,284	48,654,623	47,522,671	47,538,405
Short-term borrowings	504,676	947,432	1,211,683	2,158,957	1,870,763
Accrued interest and other liabilities	1,015,495	1,070,701	1,157,250	1,114,615	1,048,473
Long-term borrowings	7,305,420	7,840,151	8,991,508	9,255,529	10,065,894

Total liabilities	59,373,690	59,663,568	60,015,064	60,051,772	60,523,535
Shareholders’ equity:
Preferred	743,385	740,657	737,979	735,350	732,769
Common (1)	7,764,133	7,617,038	7,493,794	7,366,494	7,182,918

Total shareholders’ equity	8,507,518	8,357,695	8,231,773	8,101,844	7,915,687

Total liabilities and shareholders’ equity	$67,881,208	68,021,263	68,246,837	68,153,616	68,439,222

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $197.5 million at March 31, 2011, $205.2 million at December 31, 2010, $192.6 million at September 30, 2010, $197.2 million at June 30, 2010 and $255.2 million at March 31, 2010.

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17-17-17-17-17
M&T BANK CORPORATION
Condensed Consolidated Average Balance Sheet
and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance
	March 31,		March 31,		December 31,		March 31, 2011 from
	2011		2010		2010		March 31,	December 31,
Dollars in millions	Balance	Rate	Balance	Rate	Balance	Rate	2010	2010
ASSETS

Interest-bearing deposits at banks	$115	.13%	127	.02%	110	.15%	-9%	5%

Federal funds sold and agreements to resell securities	15	.53	24	.22	780	.19	-38	-98

Trading account assets	110	1.61	60	.80	165	.91	82	-34

Investment securities	7,219	4.17	8,172	4.44	7,541	4.07	-12	-4

Loans and leases, net of unearned discount
Commercial, financial, etc	13,573	3.93	13,408	3.88	13,013	4.07	1	4
Real estate — commercial	21,003	4.71	20,867	4.48	20,624	4.84	1	2
Real estate — consumer	6,054	5.06	5,742	5.31	5,910	5.15	5	2
Consumer	11,342	5.13	11,931	5.26	11,594	5.18	-5	-2

Total loans and leases, net	51,972	4.67	51,948	4.63	51,141	4.74	—	2

Total earning assets	59,431	4.60	60,331	4.59	59,737	4.58	-1	-1
Goodwill	3,525		3,525		3,525		—	—
Core deposit and other intangible assets	119		176		132		-32	-10
Other assets	4,970		4,851		5,108		2	-3

Total assets	$68,045		68,883		68,502		-1%	-1%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest-bearing deposits
NOW accounts	$628	.13	585	.14	608	.14	7%	3%
Savings deposits	27,669	.28	25,068	.33	27,545	.31	10	—
Time deposits	5,700	1.36	7,210	1.66	6,034	1.40	-21	-6
Deposits at Cayman Islands office	1,182	.14	1,237	.11	809	.17	-4	46

Total interest-bearing deposits	35,179	.45	34,100	.60	34,996	.49	3	1

Short-term borrowings	1,344	.15	2,367	.15	1,439	.17	-43	-7
Long-term borrowings	7,368	3.26	10,160	2.74	8,141	3.14	-27	-9

Total interest-bearing liabilities	43,891	.91	46,627	1.04	44,576	.97	-6	-2
Noninterest-bearing deposits	14,501		13,294		14,275		9	2
Other liabilities	1,202		1,094		1,329		10	-10

Total liabilities	59,594		61,015		60,180		-2	-1
Shareholders’ equity	8,451		7,868		8,322		7	2

Total liabilities and shareholders’ equity	$68,045		68,883		68,502		-1%	-1%

Net interest spread		3.69		3.55		3.61
Contribution of interest-free funds		.23		.23		.24
Net interest margin		3.92%		3.78%		3.85%

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18-18-18-18-18
M&T BANK CORPORATION
Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
Income statement data
In thousands, except per share
Net income
Net income	$206,273	204,442	192,015	188,749	150,955
Amortization of core deposit and other intangible assets (1)	7,478	8,054	8,210	9,003	9,998
Merger-related gain (1)	—	(16,730)	—	—	—
Merger-related expenses (1)	2,609	469	—	—	—

Net operating income	$216,360	196,235	200,225	197,752	160,953

Earnings per common share
Diluted earnings per common share	$1.59	1.59	1.48	1.46	1.15
Amortization of core deposit and other intangible assets (1)	.06	.07	.07	.07	.08
Merger-related gain (1)	—	(0.14)	—	—	—
Merger-related expenses (1)	.02	—	—	—	—

Diluted net operating earnings per common share	$1.67	1.52	1.55	1.53	1.23

Other expense
Other expense	$499,571	469,274	480,133	476,068	489,362
Amortization of core deposit and other intangible assets	(12,314)	(13,269)	(13,526)	(14,833)	(16,475)
Merger-related expenses	(4,295)	(771)	—	—	—

Noninterest operating expense	$482,962	455,234	466,607	461,235	472,887

Merger-related expenses
Salaries and employee benefits	$7	7	—	—	—
Equipment and net occupancy	79	44	—	—	—
Printing, postage and supplies	147	74	—	—	—
Other costs of operations	4,062	646	—	—	—

Total	$4,295	771	—	—	—

Balance sheet data
In millions
Average assets
Average assets	$68,045	68,502	67,811	68,334	68,883
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(119)	(132)	(146)	(160)	(176)
Deferred taxes	22	24	27	30	34

Average tangible assets	$64,423	64,869	64,167	64,679	65,216

Average common equity
Average total equity	$8,451	8,322	8,181	8,036	7,868
Preferred stock	(743)	(740)	(737)	(734)	(732)

Average common equity	7,708	7,582	7,444	7,302	7,136
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(119)	(132)	(146)	(160)	(176)
Deferred taxes	22	24	27	30	34

Average tangible common equity	$4,086	3,949	3,800	3,647	3,469

At end of quarter
Total assets
Total assets	$67,881	68,021	68,247	68,154	68,439
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(113)	(126)	(139)	(152)	(167)
Deferred taxes	20	23	26	28	31

Total tangible assets	$64,263	64,393	64,609	64,505	64,778

Total common equity
Total equity	$8,508	8,358	8,232	8,102	7,916
Preferred stock	(743)	(741)	(738)	(735)	(733)
Undeclared dividends — preferred stock	(7)	(6)	(6)	(7)	(6)

Common equity, net of undeclared preferred dividends	7,758	7,611	7,488	7,360	7,177
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(113)	(126)	(139)	(152)	(167)
Deferred taxes	20	23	26	28	31

Total tangible common equity	$4,140	3,983	3,850	3,711	3,516

(1)	After any related tax effect.

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